BlackRock Advantage U.S. Total Market Fund, Inc. (the
"Registrant")

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to sub-item 77Q1(a) of Form
N-SAR, a copy of the Registrant's Articles of Amendment dated
December 11, 2017 and filed with the State Department of Assessments and Taxation of the State of Maryland.



Exhibit 77Q1(a)
BLACKROCK VALUE OPPORTUNITIES FUND, INC.

ARTICLES OF AMENDMENT

BLACKROCK VALUE OPPORTUNITIES FUND, INC., a Maryland corporation
(the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: That the charter of the Corporation (the "Charter") is hereby amended by deleting Article II in its entirety and inserting in lieu thereof the following:

"ARTICLE II

NAME

The name of the Corporation is BLACKROCK ADVANTAGE U.S. TOTAL
MARKET FUND, INC. (the "Corporation")."

SECOND: The amendments to the Charter that are effected by these Articles of Amendment have been approved by a majority of the entire board of directors of the Corporation and are limited to changes expressly authorized by Section 2-605(a)(1) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

FOURTH: The authorized stock of the Corporation has not been increased by these Articles of Amendment.

FIFTH: As amended hereby, the Charter shall remain in full force and effect.

SIXTH: These Articles of Amendment shall be effective as of the 15th day of December 2017.



IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this 11th day of December, 2017, by the President and Chief Executive Officer of the Corporation who acknowledges that these Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, and under penalties for perjury, the matters and facts set forth herein are true in all material respects.


WITNESS:


BLACKROCK VALUE OPPORTUNITIES FUND, INC.


By: /s/ Ben Archibald
Ben Archibald
Secretary


By: /s/ John M. Perlowski
John M. Perlowski
President and Chief
Executive Officer